Exhibit 10.22

EXECUTION VERSION

TERM LOAN / REVOLVING FACILITY

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

May 22, 2012,

among

CITIBANK, N.A.,

as Revolving Facility Agent,

CITIBANK, N.A.,

as Term Facility Agent,

HMH HOLDINGS (DELAWARE), INC., as Holdings

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.,

HMH PUBLISHERS LLC, and

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, as Borrowers,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

TERM LOAN / REVOLVING FACILITY LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of May 22, 2012 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among CITIBANK, N.A., as agent for the Revolving Facility Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Revolving Facility Agent”), CITIBANK, N.A., as agent for the Term Facility Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Term Facility Agent”), HMH HOLDINGS (DELAWARE), INC. (the “Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC. (“HMHP”), HMH PUBLISHERS LLC (“Publishers”), HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY (“HMCo” and, together with HMHP and Publishers, the “Borrowers”) and the other Restricted Subsidiaries of Holdings party hereto (the “Subsidiary Guarantors” and together with Holdings and the Borrowers, the “Loan Parties” and each a “Loan Party”).

Reference is made to (a) the Revolving Facility Credit Agreement, and (b) the Term Facility Credit Agreement.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Revolving Facility Agent (for itself and on behalf of the Revolving Facility Secured Parties), the Term Facility Agent (for itself and on behalf of the Term Facility Secured Parties), and the Loan Parties party hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the board of directors of the general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowers” has the meaning assigned to such term in the preamble of this Agreement.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Revolving Facility Collateral and the Term Facility Collateral.

“Discharge of Senior Secured Debt Obligations” means, with respect to any particular Senior Secured Obligations, the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute such Senior Secured Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all such Senior Secured Obligations (other than any undrawn letters of credit);

(c) termination, expiration or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Senior Documents) of all outstanding letters of credit constituting such Senior Secured Obligations;

(d) termination or expiration of all Other Secured Obligations whether as defined in the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, the Obligations under which would constitute such Senior Secured Obligations; and

(e) payment in full in cash of all other such Senior Secured Obligations that are outstanding and unpaid at the time the other events described in clauses (a through (d) above occur (other than contingent indemnification obligations which are not then due and payable; provided that in the case of any such obligations as to which the applicable Representative or any applicable Secured Party has made a claim which has not been satisfied, such obligations have been cash collateralized in an amount sufficient in the reasonable judgment of such Representative or Secured Party to satisfy such claim); provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by, and in compliance with, Section 2.10.

“Event of Default” means an “Event of Default” under and as defined in the Revolving Facility Credit Agreement or the Term Facility Credit Agreement, as the context may require.

“Excluded Assets” has the meaning set forth in the Revolving Facility Secured Documents or the Term Facility Secured Documents, as the context may require.

“Grantor” means each Loan Party that shall have granted any Lien in favor of the Revolving Facility Agent and the Term Facility Agent on any of its assets or properties to secure any of the Revolving Facility Obligations or the Term Facility Obligations.

“HMCo” has the meaning set forth in the preamble hereto.

“HMHP” has the meaning set forth in the preamble hereto.

“Holdings” has the meaning set forth in the preamble hereto.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against Holdings or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Holdings or any other Grantor, any receivership or assignment for the benefit of creditors relating to Holdings or any other Grantor or any similar case or proceeding relative to Holdings or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Holdings or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Senior Documents;

(c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to Holdings or any other Grantor or any of its assets; or

(d) any other proceeding of any type or nature in which substantially all claims of creditors of Holdings or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Junior Documents” means (a) in respect of the Term Facility First Lien Collateral, the Revolving Facility Debt Documents and (b) in respect of the Revolving Facility First Lien Collateral, the Term Facility Debt Documents.

“Junior Liens” means (a) in respect of the Revolving Facility First Lien Collateral, the Term Facility Liens on such Collateral, and (b) in respect of the Term Facility First Lien Collateral, the Revolving Facility Liens on such Collateral.

“Junior Representative” means (a) with respect to the Term Facility First Lien Collateral, the Revolving Facility Agent and (b) with respect to the Revolving Facility First Lien Collateral, the Term Facility Agent.

“Junior Secured Obligations” means (a) with respect to the Term Facility Obligations (to the extent such Obligations are secured, or intended to be secured, by the Term Facility First Lien Collateral), the Revolving Facility Obligations and (b) with respect to Revolving Facility Obligations (to the extent such Obligations are secured, or intended to be secured, by the Revolving Facility First Lien Collateral), the Term Facility Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which the Junior Representative (on behalf of itself and the Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Term Facility First Lien Collateral, the Revolving Facility Secured Parties and (b) with respect to the Revolving Facility First Lien Collateral, the Term Facility Secured Parties.

“Junior Secured Obligations Security Documents” means (a) with respect to the Revolving Facility First Lien Collateral, the Term Facility Security Documents, and (b) with respect to the Term Facility First Lien Collateral, the Revolving Facility Security Documents.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“Loan Parties” has the meaning assigned to such term in the preamble hereto.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of the Grantors under the Secured Documents include (a) the obligation to pay principal, interest, (if applicable) letter of credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Grantor under any Secured Document and (b) the obligation of any Grantor to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Grantor.

“Officer” means, with respect to any Person, the chief executive officer, president, any executive vice president, chief financial officer, principal accounting officer, controller, chief restructuring officer or treasurer of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Holdings, and not in an individual capacity, by at least two Officers of Holdings, one of whom must be the chief executive officer, the chief financial officer, the treasurer or the principal accounting officer of Holdings.

“Original Revolving Facility Agent” has the meaning assigned to that term in the preamble hereto.

“Original Term Facility Agent” has the meaning assigned to that term in the preamble hereto.

“Other Secured Obligations” has the meaning set forth in the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, as the context may require.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Publishers” has the meaning assigned to such term in the preamble hereto.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by Holdings or any other Grantor in any real property.

“Replaces” means, (a) in respect of any agreement with reference to the Revolving Facility Credit Agreement or the Revolving Facility Obligations or any Revolving Substitute Facility, that such agreement refunds, refinances or replaces the Revolving Facility Credit Agreement or such Revolving Substitute Facility in whole (in a transaction that is in compliance with Section 2.10) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Revolving Facility Credit Agreement or such Revolving Substitute Facility, in part, and (b) in respect of any agreement with reference to the Term Facility Credit Agreement or the Term Facility Obligations or any Term Substitute Facility, that such agreement refunds, refinances or replaces the Term Facility Credit Agreement or such Term Substitute Facility in whole (in a transaction that is in compliance with Section 2.10) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Term Facility Credit Agreement or such Term Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Representative” means (a) in the case of any Term Facility Obligations, the Term Facility Agent, and (b) in the case of any Revolving Facility Obligations, the Revolving Facility Agent.

“Revolving Facility Administrative Agent” means Citibank, N.A., in its capacity as Administrative Agent under the Revolving Facility Credit Agreement, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any Revolving Substitute Facility.

“Revolving Facility Agent” means the Original Revolving Facility Agent, and, from and after the date of execution and delivery of a Revolving Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Revolving Facility Collateral” means all assets and properties subject to Liens created by the Revolving Facility Security Documents to secure the Revolving Facility Obligations.

“Revolving Facility Credit Agreement” means the Superpriority Senior Secured Debtor-in-Possession and Exit Revolving Credit Agreement dated as of May 22, 2012, among Holdings, the Borrowers, the Subsidiary Guarantors named therein, the Revolving Facility Administrative Agent, the Revolving Facility Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Revolving Substitute Facility.

“Revolving Facility Debt Documents” means the Revolving Facility Credit Agreement, the Revolving Facility Security Documents, the other “Loan Documents” (as defined in the Revolving Facility Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Revolving Substitute Facility.

“Revolving Facility First Lien Collateral” means all present and future right, title and interest of Holdings and the other Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a) accounts and payment intangibles, including tax refunds, but excluding payment intangibles that constitute identifiable proceeds of Term Facility First Lien Collateral;

(b) inventory and indebtedness owed to Holdings or any of its Restricted Subsidiaries that arises from cash advances to enable the obligor thereof to acquire inventory;

(c) deposit accounts, commodity accounts, securities accounts and lock-boxes, including all money and certificated securities, uncertificated securities (other than as each may relate to Capital Stock of Holdings or the other Grantors), securities entitlements and investment property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any deposit account, commodity account or securities account), instruments, including intercompany notes, chattel paper and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other Revolving Facility Obligations, but excluding the Term Facility First Lien Account;

(d) general intangibles pertaining to the other items of property included within clauses (a), (b), (c), (e) and (f) of this definition;

(e) books and records, supporting obligations, documents and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(f) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

provided that notwithstanding the above, the Revolving Facility First Lien Collateral shall not include any Excluded Assets. Nothing in this definition shall supersede or override, as against Holdings or the other Grantors, the description of such Revolving Facility First Lien Collateral as granted under the Revolving Facility Security Documents.

“Revolving Facility Liens” means Liens on the Revolving Facility Collateral created under the Revolving Facility Security Documents to secure the Revolving Facility Obligations (including Liens on such Collateral under the security documents associated with any Revolving Substitute Facility).

“Revolving Facility Obligations” means the “Obligations” as such term is defined in the Revolving Facility Credit Agreement.

“Revolving Facility Secured Parties” means, at any time, the Revolving Facility Agent, the Revolving Facility Administrative Agent, each lender or issuing bank under the Revolving Facility Credit Agreement, the Other Secured Parties (as defined under the Revolving Facility Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Revolving Facility Debt Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Revolving Facility Debt Document and each other holder of, or obligee in respect of, any Revolving Facility Obligations (including pursuant to a Revolving Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Revolving Facility Debt Document outstanding at such time.

“Revolving Facility Security Documents” means the “Security Documents” as referred to in the Revolving Facility Credit Agreement, each agreement listed in part A of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Revolving Facility Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Revolving Substitute Facility).

“Revolving Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10 of this Agreement have been satisfied and that Replaces the Revolving Facility Credit Agreement then in existence. For the avoidance of doubt, no Revolving Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Revolving Facility Lien securing such Revolving Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Secured Parties” means the Revolving Facility Secured Parties and the Term Facility Secured Parties.

“Secured Documents” means the Revolving Facility Debt Documents and the Term Facility Debt Documents.

“Security Documents” means the Revolving Facility Security Documents and the Term Facility Security Documents.

“Senior Documents” means (a) in respect of the Term Facility First Lien Collateral, the Term Facility Debt Documents, and (b) in respect of the Revolving Facility First Lien Collateral, the Revolving Facility Debt Documents.

“Senior Liens” means (a) in respect of the Revolving Facility First Lien Collateral, the Revolving Facility Liens on such Collateral, and (b) in respect of the Term Facility First Lien Collateral, the Term Facility Liens on such Collateral.

“Senior Representative” means (a) with respect to the Term Facility First Lien Collateral, the Term Facility Agent, and (b) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Agent.

“Senior Secured Obligations” means (a) with respect to the Revolving Facility Obligations (to the extent such obligations are secured, or are intended to be secured, by the Term Facility First Lien Collateral), the Term Facility Obligations, and (b) with respect to the Term Facility Obligations (to the extent such obligations are secured, or are intended to be secured, by the Revolving Facility First Lien Collateral), the Revolving Facility Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Term Facility First Lien Collateral, the Term Facility Secured Parties, and (b) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Secured Parties.

“Senior Secured Obligations Security Documents” means (a) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Security Documents, and (b) with respect to the Term Facility First Lien Collateral, the Term Facility Security Documents.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Term Facility Administrative Agent” means Citibank, N.A., in its capacity as Administrative Agent under the Term Facility Credit Agreement, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any Term Substitute Facility.

“Term Facility Agent” means the Original Term Facility Agent, and, from and after the date of execution and delivery of a Term Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Term Facility Collateral” means all assets and properties subject to Liens created by the Term Facility Security Documents to secure the Term Facility Obligations.

“Term Facility Credit Agreement” means the Superpriority Senior Secured Debtor-in-Possession and Exit Term Loan Credit Agreement dated as of May 22, 2012, among Holdings, the Borrowers, the Subsidiary Guarantors named therein, the Term Facility Administrative Agent, the Term Facility Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Term Substitute Facility.

“Term Facility Debt Documents” means the Term Facility Credit Agreement, the Term Facility Security Documents, the other “Loan Documents” (as defined in the Term Facility Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Term Substitute Facility.

“Term Facility First Lien Account” shall mean that certain deposit or securities account of the Loan Parties that (a) is subject to a blocked account agreement in favor of the Term Facility Agent (who shall have first priority rights with respect to exercising control over such account), and the Revolving Facility Agent (who shall have second priority rights with respect to exercising control over such account) and (b) contains only identifiable proceeds of any Term Facility First Lien Collateral (including any proceeds arising from a sale or disposition thereof) and the proceeds of any investment thereof, and other proceeds that may constitute Revolving Facility First Lien Collateral and be required hereunder to be turned over to the Revolving Facility Agent.

“Term Facility First Lien Collateral” means all present and future right, title and interest of Holdings and the other Grantors, whether now owned or hereafter acquired, existing or arising, and wherever located, in all of the assets and property of any Grantor, whether real, personal or mixed (other than in the Excluded Assets and the Revolving Facility First Lien Collateral), including, without limitation, all: (a) equipment; (b) Real Estate Assets; (c) intellectual property; (d) all general intangibles that do not constitute Revolving Facility First Lien Collateral; (e) documents of title related to equipment; (f) records, supporting obligations and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; (g) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and (h) the Term Facility First Lien Account, but excluding any identifiable proceeds of Revolving Facility First Lien Collateral deposited therein. Nothing in this definition shall supersede or override, as against Holdings or the other Grantors, the description of such Term Facility First Lien Collateral as granted under the Term Facility Security Documents.

“Term Facility Liens” means Liens on the Term Facility Collateral created under the Term Facility Security Documents to secure the Term Facility Obligations (including Liens on such Collateral under the security documents associated with any Term Substitute Facility).

“Term Facility Obligations” means the “Obligations” as such term is defined in the Term Facility Credit Agreement.

“Term Facility Secured Parties” means, at any time, the Term Facility Agent, the Term Facility Administrative Agent, each lender or issuing bank under the Term Facility Credit Agreement, each Other Secured Party (as defined under the Term Facility Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Term Facility Debt Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Term Facility Debt Document and each other holder of, or obligee in respect of, any Term Facility Obligations (including pursuant to an Term Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Term Facility Debt Document outstanding at such time.

“Term Facility Security Documents” means the “Security Documents” as referred to in the Term Facility Security Documents , each agreement listed in part B of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Term Facility Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Term Substitute Facility).

“Term Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10 of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Revolving Facility Debt Documents, the proceeds of which are used to, among other things, Replace the Term Facility then in existence. For the avoidance of doubt, no Term Substitute Facility shall be required to be a term loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Term Facility Lien securing such Term Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof).

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01. Subordination of Junior Liens. (a) The grant of the Revolving Facility Liens pursuant to the Revolving Facility Security Documents and the grant of the Term Facility Liens pursuant to the Term Facility Security Documents create two separate and distinct Liens on the Collateral.

(b) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Revolving Facility Debt Documents, the Term Facility Debt Documents or any other agreement or instrument or operation of law to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

(c) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the Revolving Facility Secured Parties and the Term Facility Secured Parties.

(d) The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. Subject to Sections 2.04 and 2.13, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power (including any right of setoff or rights under any account agreement, landlord waiver, bailee letter or collateral access agreement) with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, (i) take all such actions as it shall deem necessary to perfect or continue the perfection of its Junior Liens, (ii) take all such actions as it shall deem necessary to create, preserve or protect (but not enforce) the Junior Liens on any Collateral, (iii) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, file a proof of claim or statement of interest with respect to the Junior Secured Obligations and vote on any plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation) to the extent such vote is not in violation of the terms of this Agreement, (iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Obligations Secured Parties, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) exercise the rights available to a holder of unsecured claims in accordance with Section 2.13, (vi) file any proof of claim, make other filings and make any arguments and motions in order to preserve or protect its Liens on the Collateral that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Secured Obligations and the Collateral and/or (vii) present a cash bid at any Section 363 hearing or with respect to any other Collateral disposition.

SECTION 2.03. No Duties of Senior Representative. Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative any remaining Collateral that constitutes Junior Secured Obligations Collateral and any proceeds of the sale or other disposition of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following the associated Discharge of Senior Secured Debt Obligations, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations Secured Party holds a Junior Lien, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard, except to account for excess proceeds as provided above, to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Senior Secured Obligations Security Documents

or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

SECTION 2.04. No Interference; Payment Over; Reinstatement. (a) Each Junior Secured Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable to any Junior Secured Obligations Secured Party for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b) The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that until the associated Discharge of Senior Secured Debt Obligations, if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to remedies taken under any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Obligations Secured Parties and transfer such

Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents.

SECTION 2.05. Release of Liens; Automatic Release of Junior Liens. (a) The Junior Representative and each other Junior Secured Obligations Secured Party agree that (i) in the event the Senior Secured Obligations Secured Parties release their Lien on any Senior Secured Obligations Collateral subject to any Junior Lien pursuant to the terms contained in this Agreement (other than a release in connection with a sale, transfer or other disposition of Senior Secured Obligations Collateral, which shall be governed by clause (a)(ii) below), such Junior Lien on such Collateral shall terminate and be released automatically and without further action unless, at the time of such release by the Senior Secured Obligations Secured Parties, an Event of Default shall then have occurred and be continuing under the Junior Documents (provided that any Junior Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such an Event of Default under the Junior Documents shall terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Junior Documents) cease to exist); and (ii) in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Secured Obligations Collateral; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the associated Discharge of Senior Secured Debt Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any property or assets that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien attach to, or be perfected with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents and so long as no Event of Default under the Junior Documents shall have occurred, be continuing or would result therefrom at such time. Notwithstanding the foregoing, in the event of release of Liens by the Senior Secured Obligations Secured Parties on all or substantially all of the Senior Secured Obligations Collateral (other than when such release occurs in connection with the Senior Secured Obligations Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Junior Lien on such Senior Secured Obligations Collateral under this Section 2.05 shall be made (it being understood that this Section 2.05 shall not affect any other obligation of the Junior Secured Obligations Secured Parties to any other Person, including a Loan Party, to release Liens pursuant to the Junior Documents or the Junior Secured Obligations Security Documents or otherwise) unless (A) consent to the release of such Junior Liens has been given by the requisite percentage or number of the Junior Secured Obligations Secured Parties at the time outstanding as provided for in the applicable Junior Documents and (B) Holdings has delivered an Officers’ Certificate to the Revolving Facility Agent and the Term Facility Agent certifying that all such consents have been obtained.

(b) The Revolving Facility Agent and the Term Facility Agent agree for the benefit of Holdings and the other Grantors that, with respect to the release of any Collateral, if the Revolving Facility Agent or Term Facility Agent, as applicable, at any time receives:

(i) an Officers’ Certificate stating that (A) the signing officers have read Article 2 of this Agreement and understand the provisions and the definitions relating hereto, (B) such officers have made such examination or investigation as is necessary to enable such Persons to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Documents, if any, relating to the release of such Collateral have been complied with and (C) in the opinion of such officers, such conditions precedent, if any, have been complied with;

(ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii) prior to the associated Discharge of Senior Secured Debt Obligations, the written confirmation of the applicable Senior Representative (or, at any time after the associated Discharge of Senior Secured Debt Obligations, the Junior Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (i) above) that, in its view, such release is permitted by Section 2.05(a) and the respective Secured Documents governing the Revolving Facility Obligations or the Term Facility Obligations, as applicable, the holders of which such Representative represents;

then the Revolving Facility Agent or Term Facility Agent, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to Holdings or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the second business day after the date of receipt of the items required by this Section 2.05(b) by the applicable Representative.

(c) The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

SECTION 2.06. Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Holdings or any Restricted Subsidiaries.

(b) Other than with respect to the Chapter 11 Cases (as defined in the Revolving Facility Credit Agreement), if Holdings or any of its Restricted Subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Senior Secured Obligations Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Senior Liens upon any property of the estate in such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens, so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Senior Secured Obligations Collateral as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and all Senior Liens and Junior Liens will attach to the proceeds of the sale.

(d) The holders of Junior Secured Obligations and the Junior Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, and will not object to or contest (i) any request by the Senior Representative or the holders of Senior Secured Obligations for adequate protection or (ii) any objection by the Senior Representative or the holders of Senior Secured Obligations to any motion, relief, action or proceeding based on the Senior Representative or holders of the Senior Secured Obligations claiming a lack of adequate protection, except that the holders of Junior Secured Obligations and the Junior Representative may:

(i) freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Senior Secured Obligations;

(ii) freely vote on any plan of reorganization or similar dispositive restructuring plan; and

(iii) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the associated Discharge of Senior Secured Debt Obligations.

(e) Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

SECTION 2.07. Reinstatement. In the event that any of the Senior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash.

SECTION 2.08. Entry Upon Premises by the Revolving Facility Agent and the Revolving Facility Secured Parties. (a) If the Revolving Facility Agent takes any enforcement action with respect to the Revolving Facility First Lien Collateral, the Term Facility Secured Parties (i) shall reasonably cooperate with the Revolving Facility Agent (at the sole cost and expense of the Revolving Facility Agent (it being understood nothing in this Section 2.08 affects any Grantor’s reimbursement or indemnity obligations under any Secured Document) and subject to the condition that the Term Facility Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Term Facility Secured Parties) in its efforts to enforce its security interest in the Revolving Facility First Lien Collateral and to finish any work-in-process and assemble the Revolving Facility First Lien Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the Revolving Facility Agent from enforcing its security interest in the Revolving Facility First Lien Collateral or from finishing any work-in-process or assembling the Revolving Facility First Lien Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the Revolving Facility Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Revolving Facility Secured Parties (it being understood nothing in this Section 2.08 affects any Grantor’s reimbursement or indemnity obligations under any Secured Document) and upon reasonable advance notice, to enter upon and use the Term Facility First Lien Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property (in connection with which the Term Facility Agent and the Term Facility Secured Parties shall grant a nonexclusive right to use and license and sublicense Term Facility Collateral consisting of intellectual property to enable the Revolving Facility Agent to assemble, prepare for sale, advertise, market and dispose of the Revolving Facility Collateral, it being understood that such right will not impose additional obligations on the Grantors, and will be solely as between the relevant creditors)), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the Revolving Facility First Lien Collateral and completing the processing of and turning into finished goods of any Revolving Facility First Lien Collateral consisting of work-in-process, (2) selling any or all of the Revolving Facility First Lien Collateral located on such Term Facility First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the Revolving Facility First Lien Collateral located on such Term Facility First Lien Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the Revolving Facility Secured Parties in and to the Revolving Facility First Lien Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Facility Agent from selling, assigning or otherwise transferring any Term Facility First Lien Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the Revolving Facility First Lien Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the Revolving Facility Agent conducts a public auction or private sale of the Revolving Facility First Lien Collateral at any of the real property included within the Term Facility First Lien Collateral, the Revolving Facility Agent shall provide the Term Facility Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Term Facility Agent’s use of such real property.

(b) During the period of actual occupation, use or control by the Revolving Facility Secured Parties or their agents or representatives of any Term Facility

First Lien Collateral, the Revolving Facility Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Term Facility First Lien Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Term Facility First Lien Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The Revolving Facility Secured Parties jointly and severally agree to pay, indemnify and hold the Term Facility Agent and its officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of the Revolving Facility Agent or any of its agents, representatives or invitees in its or their operation of such facilities. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Term Facility First Lien Collateral, the Revolving Facility Agent requires the services of any employees of Holdings or any of their Subsidiaries, the Revolving Facility Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the Revolving Facility Agent requires their services. Notwithstanding the foregoing, in no event shall the Revolving Facility Secured Parties have any liability to the Term Facility Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Facility First Lien Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties of their rights under this Section and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Term Facility First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Facility Secured Parties, or for any diminution in the value of the Term Facility First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Term Facility First Lien Collateral by the Revolving Facility Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, the Revolving Facility Agent, to the extent that rights have been exercised under this Section 2.08 by the Revolving Facility Agent, shall cooperate with the Term Facility Secured Parties in connection with any efforts made by the Term Facility Secured Parties to sell the Term Facility First Lien Collateral.

SECTION 2.09. Insurance. Unless and until written notice by the Revolving Facility Agent to the Term Facility Agent that the Discharge of Senior Secured Debt Obligations in respect of the Revolving Facility Obligations has occurred, as between the Revolving Facility Agent, on the one hand, and the Term Facility Agent, on the other hand, only the Revolving Facility Agent will have the right (subject to the rights of the Grantors under the Revolving Facility Debt Documents and the Term Facility Debt Documents) to adjust or settle any insurance policy or claim covering or constituting Revolving Facility First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Revolving Facility First Lien Collateral. Unless and until written notice by the Term Facility Agent to the Revolving Facility Agent that the Discharge of Senior Secured Debt

Obligations in respect of the Term Facility Obligations has occurred, as between the Revolving Facility Agent, on the one hand, and the Term Facility Agent, on the other hand, only the Term Facility Agent will have the right (subject to the rights of the Grantors under the Revolving Facility Debt Documents and the Term Facility Debt Documents) to adjust or settle any insurance policy covering or constituting Term Facility First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Term Facility First Lien Collateral. To the extent that an insured loss covers or constitutes both Revolving Facility First Lien Collateral and Term Facility First Lien Collateral, then the Revolving Facility Agent and the Term Facility Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Revolving Facility Debt Documents and the Term Facility Debt Documents) under the relevant insurance policy.

SECTION 2.10. Refinancings and Additional Secured Debt. The Revolving Facility Obligations and the Term Facility Obligations may be Replaced, by any Revolving Substitute Facility or Term Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the Term Facility Agent and the Revolving Facility Agent shall receive on or prior to incurrence of the Replacement of a Revolving Substitute Facility or Term Substitute Facility (i) an Officers’ Certificate from Holdings stating that (A) the Replacement is permitted by each other applicable Secured Document to be incurred or to the extent a consent is otherwise required to permit the Replacement under any other Secured Document, Holdings and each other Grantor have obtained the requisite consent and (B) the requirements of Section 2.12 have been satisfied, and (ii) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Revolving Facility Obligations or the Term Facility Obligations (or an authorized agent, trustee or other representative on their behalf).

Each of the then-exiting Revolving Facility Agent and the Term Facility Agent, as applicable, shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the Revolving Facility Agent and the Term Facility Agent, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of Holdings; provided that in the event that such amendments, supplements, modifications or restatements materially adversely affect the rights of the Grantors under the Secured Documents or imposes material additional obligations or liability on any Grantor or any Subsidiary of Holdings, then the written consent of Holdings will be required prior thereto. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Loan Party to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

SECTION 2.11. Amendments to Security Documents. (a) Without the prior written consent of the Senior Representative, no Junior Secured Obligations Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Secured Obligations Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In the event that the Senior Secured Obligations Secured Parties or the Senior Representative and Holdings or any other Grantors thereunder enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Secured Obligations Security Document or changing in any manner the rights of the Senior Representative, the Senior Secured Obligations Secured Parties, Holdings or any other Grantor thereunder (including the release of any Liens in Senior Secured Obligations Collateral to the extent permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative; provided, however, that reasonable prior written notice of such amendment, waiver or consent shall have been given to the Junior Representative. The Junior Representative and each Junior Secured Obligations Secured Party agree to take such action and execute such documents as reasonably requested by the Senior Representative or Holdings to carry out the purpose and intent of this Section 2.11(b).

SECTION 2.12. Legends. The Revolving Facility Agent acknowledges with respect to the Revolving Facility Credit Agreement and the Revolving Facility Security Documents, on the one hand, and the Term Facility Agent acknowledges with respect to the Term Facility Credit Agreement and the Term Facility Security Documents, on the other hand, that the Revolving Facility Credit Agreement and the Term Facility Credit Agreement and each associated Security Document granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 2.13. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors. Notwithstanding the provisions of Sections 2.02, 2.04(a) and 2.06(b), (c) and (d) or otherwise, both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Holdings or any other Grantor in accordance with applicable law; provided, that the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06(b), (c) and (d); provided, further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security Interests; Rights Under Permits and Licenses

SECTION 3.01. General. The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.07, from and after the associated Discharge of Senior Secured Debt Obligations, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative (and with respect to any Collateral constituting (i) Revolving Facility First Lien Collateral, to the Term Facility Agent for the benefit of all applicable Junior Secured Obligations Secured Parties and (ii) Term Loan First Lien Collateral, to the Revolving Facility Agent for the benefit of all applicable Junior Secured Obligations Secured Parties).

SECTION 3.02. Deposit Accounts.

(a) The Grantors, to the extent required by the Revolving Facility Credit Agreement, may from time to time establish deposit accounts (the “Deposit

Accounts”) with certain depositary banks in which collections from Inventory and Accounts may be deposited. To the extent that any such Deposit Account is under the control of the Revolving Facility Agent at any time, the Revolving Facility Agent will act as gratuitous bailee for the Term Facility Agent for the purpose of perfecting the Liens of the Term Facility Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Term Facility Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02(a)). Unless the Junior Liens on such Revolving Facility First Lien Collateral shall have been or concurrently are released, after the occurrence of Discharge of Senior Secured Debt Obligations, the Revolving Facility Agent shall, at the request of the Term Facility Agent, cooperate with the Grantors and the Term Facility Agent (at the expense of the Grantors) in permitting control of any other Deposit Accounts to be transferred to the Term Facility Agent (or for other arrangements with respect to each such Deposit Accounts reasonably satisfactory to the Term Facility Agent to be made).

(b) To the extent that the Term Facility First Lien Account is under the control of the Term Facility Agent at any time, the Term Facility Agent will act as gratuitous bailee for the Revolving Facility Agent for the purpose of perfecting the Liens of the Revolving Facility Secured Parties in such account and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Revolving Facility Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02(b)). Unless the Junior Liens on such Term Facility First Lien Collateral shall have been or concurrently are released, after the occurrence of Discharge of Senior Secured Debt Obligations, the Term Facility Agent shall, at the request of the Revolving Facility Agent, cooperate with the Grantors and the Revolving Facility Agent (at the expense of the Grantors) in permitting control of such account to be transferred to the Revolving Facility Agent (or for other arrangements with respect to each such account reasonably satisfactory to the Revolving Facility Agent to be made).

SECTION 3.03. Rights under Permits and Licenses. The Term Facility Agent agrees that if the Revolving Facility Agent shall require rights available under any permit or license controlled by the Term Facility Agent (as certified to the Term Facility Agent by the Revolving Facility Agent, upon which the Term Facility Agent may rely) in order to realize on any Revolving Facility First Lien Collateral, the Term Facility Agent shall (subject to the terms of the Term Facility Credit Agreement, including the Term Facility Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Revolving Facility Agent in writing, to make such rights available to the Revolving Facility Agent, subject to the Term Facility Liens. The Revolving Facility Agent agrees that if the Term Facility Agent shall require rights available under any permit or license controlled by the Revolving Facility Agent (as certified to the Revolving Facility Agent by the Term Facility Agent, upon which the Revolving Facility Agent may rely) in order to realize on any Term Facility First Lien Collateral, the Revolving Facility Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Term Facility Agent in writing, to make such rights available to the Term Facility Agent, subject to the Revolving Facility Liens.

SECTION 3.04. Grantors’ Actions Regarding Collateral. To the extent any Secured Document requires any Grantor to deliver any certificate, instrument, promissory note, chattel paper, control agreement or proceeds or to take any other action with respect to the perfection of (or the realization of benefits on) the Revolving Facility Liens or the Term Facility Liens on any item of Collateral, and to the extent such delivery or other action is of such nature that it may not be made or taken with respect to both the Senior Liens and the Junior Liens concurrently (for example, the granting of exclusive control (as defined in the New York UCC) to one but not both Representatives with respect to bank accounts), such Grantor shall make such delivery or take such other action so required under the applicable Senior Document with respect to such item of Collateral and the Senior Representative shall comply with this Article III and other applicable provisions of this Agreement with respect to such item of Collateral (which delivery or other action by such Grantor will be deemed to satisfy any such requirement under the applicable Junior Documents).

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such customary method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Holdings. Each Representative may, absent manifest error, rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Holdings or any of their Subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Revolving Facility Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02. Representations and Warranties of Each Representative. Each of the Term Facility Agent and the Revolving Facility Agent represents and warrants to the other parties hereto that it is authorized under the Term Facility Credit Agreement and the Revolving Facility Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Revolving Facility Agent, to it at Citibank, N.A., Citibank, N.A., 1615 Brett Road, New Castle, DE 19720, Attn: ABTF Global Loans, Email: glabfunitloansops@citi.com;

(b) if to the Term Facility Agent, to it at Citibank, N.A., Citibank, N.A., 1615 Brett Road, New Castle, DE 19720, Attn: ABTF Global Loans, Email: glabfunitloansops@citi.com;

(c) if to Holdings, at: Eric Shuman, Chief Financial Officer, Houghton Mifflin Company, 222 Berkeley Street, Boston, MA 02116, Tel: (617) 351-5200, Fax: (617) 351-3923; and

(d) if to any other Grantor, to it in care of Holdings as provided in clause (d) above.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to Holdings shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing among Holdings, the Term Facility Agent and the Revolving Facility Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, if such termination, waiver, amendment or modification materially adversely affects the rights of the Grantors under the Secured Documents or imposes material additional obligations or liability on any Grantor or any Subsidiary of Holdings, then the written consent of Holdings will be required prior to such termination, waiver, amendment or modification; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of Holdings, and without the consent of either Representative, to add, pursuant to the Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04. Survival of Agreement. This is a continuing agreement of lien subordination and may not be revoked. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, including in any Insolvency or Liquidation Proceeding.

SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York (and to the extent applicable prior to the Exit Facility Conversion Date (as defined in the Revolving Facility Credit Agreement) the Bankruptcy Code).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the Other Secured Agreements, in each case whether as defined in the Term Facility Credit Agreement or the Revolving Facility Credit Agreement, the provisions of this Agreement shall control.

SECTION 7.11. Provisions Solely to Define Relative Rights. Except as otherwise provided, the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Facility Secured Parties, on the one hand, and the Term Facility Secured Parties, as the case may be, on the other hand. None of Holdings, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11 or Article VII) is intended to or will amend, waive or otherwise modify the provisions of the Revolving Facility Credit Agreement or the Term Facility Credit Agreement), and neither Holdings nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of Holdings or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Term Facility Debt Document, the Other Secured Agreements (as defined under the Term Facility Credit Agreement), in each case as defined in the Term Facility Credit Agreement, with respect to any Revolving Facility First Lien Collateral in any manner that would cause a default under any Revolving Facility Debt Document, or (b) pursuant to this Agreement or any Revolving Facility Debt Document or any Other Secured Agreement (as defined in the Revolving Facility Credit Agreement) with respect to any Term Facility First Lien Collateral in any manner that would cause a default under any Term Facility Debt Document.

SECTION 7.12. Certain Terms Concerning Revolving Facility Agent and Term Facility Agent. Neither the Revolving Facility Agent nor the Term Facility Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the Revolving Facility Agent nor the Term Facility Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or Holdings) any amounts in violation of the terms of this Agreement, so long as the Revolving Facility Agent or the Term Facility Agent, as the case may be, is acting in good faith.

SECTION 7.13. Subrogation. Each Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Secured Debt Obligations has occurred.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Revolving Facility Agent

By:	/s/ THOMAS M. HALSCH
Name: THOMAS M. HALSCH
Title: VICE PRESIDENT

Signature Page to HMH DIP

Intercreditor Agreement

CITIBANK, N.A., as Term Facility Agent

By:	/s/ THOMAS M. HALSCH
Name: THOMAS M. HALSCH
Title: VICE PRESIDENT

Signature Page to HMH DIP

Intercreditor Agreement

HMH HOLDINGS (DELAWARE), INC.

By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC.

By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY

By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

HMH PUBLISHERS LLC

By:	Houghton Mifflin Harcourt Publishers Inc., its sole member

	By:	/s/ William F. Bayers
		Name:	William F. Bayers
		Title:	Executive Vice President, Secretary and General Counsel

Signature Page to HMH DIP

Intercreditor Agreement

ACHIEVE! DATA SOLUTIONS, LLC

By:	HMH Publishers LLC, its sole member

	By:	Houghton Mifflin Harcourt Publishers Inc., its sole member

	By:	/s/ William F. Bayers
		Name:	William F. Bayers
		Title:	Executive Vice President, Secretary and General Counsel

STECK-VAUGHN PUBLISHING LLC

By:	HMH Publishers LLC, its sole member

	By:	Houghton Mifflin Harcourt Publishers Inc., its sole member

	By:	/s/ William F. Bayers
		Name:	William F. Bayers
		Title:	Executive Vice President, Secretary and General Counsel

Signature Page to HMH DIP

Intercreditor Agreement

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE 1 HERETO

By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel

Signature Page to HMH DIP

Intercreditor Agreement

SCHEDULE I

Riverdeep Inc., A Limited Liability Company

RVDP, Inc.

Broderbund LLC

Houghton Mifflin Holding Company, Inc.

Houghton Mifflin, LLC

Houghton Mifflin Finance, Inc.

Houghton Mifflin Holdings, Inc.

HM Publishing Corp.

HRW Distributors, Inc.

Greenwood Publishing Group, Inc.

Classroom Connect, Inc.

ACHIEVE! Data Solutions, LLC

Steck-Vaughn Publishing LLC

HMH Supplemental Publishers Inc.

Sentry Realty Corporation

Houghton Mifflin Company International, Inc.

The Riverside Publishing Company

Classwell Learning Group Inc.

Cognitive Concepts, Inc.

Edusoft

Advanced Learning Centers, Inc.

ANNEX I

Reference is made to the Term Loan / Revolving Facility Lien Subordination and Intercreditor Agreement dated as of May 22, 2012, among Citibank, N.A., as administrative agent for the [Revolving] [Term] Facility Secured Parties referred to therein, Citibank, N.A., as administrative agent for the [Revolving][Term] Facility Secured Parties referred to therein, Holdings, the Borrowers, the Subsidiary Guarantors named therein (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                         , a                                         , hereby agrees to become party as a [Grantor] under the Term Loan / Revolving Facility Lien Subordination and Intercreditor Agreement dated as of May 22, 2012 (as amended, restated, supplemented or otherwise modified, the “Intercreditor Agreement”) among HMH Holdings (Delaware), Inc., the Grantors from time to time party thereto, Citibank, N.A., as agent for the Revolving Facility Secured Parties (as defined therein) and Citibank, N.A., as agent for the Term Facility Secured Parties (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

[Notice Address]

EXHIBIT B

to Intercreditor Agreement

[FORM OF]

LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the Term Facility / Revolving Facility Lien Subordination and Intercreditor Agreement, dated as of May 22, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among CITIBANK, N.A., as Agent for the Revolving Facility Secured Parties (as defined therein), CITIBANK, N.A., as Agent for the Term Facility Secured Parties (as defined therein), HMH Holdings (Delaware), Inc. (“Holdings”) and the Subsidiaries of Holdings named therein.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10 of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.

1. Joinder. The undersigned, [                                        ], a [                                        ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Revolving Facility Secured Parties under a Revolving Substitute Facility][Term Facility Secured Parties under a Term Substitute Facility] as [a Revolving Facility Agent under a Revolving Substitute Facility] [a Term Facility Agent under a Term Substitute Facility] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes Revolving Facility Obligations] The undersigned New Representative, on behalf of itself and each holder of Revolving Facility Obligations for which the undersigned is acting as [Revolving Facility Administrative Agent] hereby agrees, for the benefit of all Secured Parties, and as a condition to having such Obligations being treated as Revolving Facility Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Revolving Facility Liens. [or]

[Option B: to be used if Additional Debt constitutes Term Facility Obligations] The undersigned New Representative, on behalf of itself and each holder of Term Facility Obligations for which the undersigned is acting as [Term Facility Administrative Agent] hereby agrees, for the benefit of all Secured Parties, and as a condition to having such Obligations being treated as Term Facility Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Term Facility Liens.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [            , 20    ].

[insert name of New Representative]

By:
Name:
Title:

The Term Facility Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Term Facility Agent for the New Representative and the holders of the Obligations represented thereby:

,
as Term Facility Agent

By:
Name:
Title:

The Revolving Facility Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Revolving Facility Agent for the New Representative and the holders of the Obligations represented thereby:

,
as Revolving Facility Agent

By:
Name:
Title:

EXHIBIT C

to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Revolving Facility Security Documents

1.	Guaranty and Collateral Agreement dated as of May 22, 2012, among the Grantors party thereto and the Revolving Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.	Intellectual Property Security Agreement to be entered into among the Grantors party thereto and the Revolving Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

3.	One or more deposit account control agreements to be entered into among the Grantors party thereto, the Term Facility Agent, the Revolving Facility Agent and Citibank, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors on the date hereof in favor of the Revolving Facility Agent.

PART B.

List of Term Facility Security Documents

1.	Guaranty and Collateral Agreement, dated as of May 22, 2012, among the Grantors party thereto and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.	Intellectual Property Security Agreement to be entered into among the Grantors party thereto and the Term Facility Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time in accordance with each applicable Secured Document.

3.	One or more deposit account control agreements (governing any Term Facility First Lien Account) to be entered into among the Grantors party thereto, the Term Facility Agent, the Revolving Facility Agent and Citibank, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors on the date hereof in favor of the Term Facility Agent.